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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Cymer, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CYMER, INC.
17075 THORNMINT COURT
SAN DIEGO, CALIFORNIA 92127

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 20, 2004

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Cymer, Inc., a Nevada corporation. The meeting will be held on Thursday, May 20, 2004 at 10:00 a.m. local time at our offices at 17075 Thornmint Court, San Diego, California 92127 for the following purposes:

1.
To elect eight directors to serve for one year.

2.
To approve an amendment to our 1996 Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under the plan by 200,000 shares.

3.
To ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2004.

4.
To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the Annual Meeting is March 31, 2004. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Nancy J. Baker Secretary

San Diego, California
April 8, 2004

        You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

CYMER, INC.
17075 THORNMINT COURT
SAN DIEGO, CALIFORNIA 92127

PROXY STATEMENT
FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

May 20, 2004

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

        We sent you this proxy statement and the enclosed proxy card because the board of directors of Cymer, Inc. is soliciting your proxy to vote at our annual meeting of stockholders to be held on May 20, 2004. We request that you cast your vote on each of the proposals described in this proxy statement. You are invited to attend the annual meeting, but you do not need to attend the meeting in person to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card. This proxy statement and the enclosed proxy card are being mailed to stockholders beginning on or about April 8, 2004.

Who can vote at the annual meeting?

        Only stockholders of record at the close of business on March 31, 2004, the record date, will be entitled to vote at the annual meeting. On the record date, there were 36,724,104 shares of our common stock outstanding.

Am I a stockholder of record?

        If on March 31, 2004 your Cymer shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card.

What if my Cymer shares are not registered directly in my name but are held in street name?

        If on March 31, 2004 your Cymer shares were held in an account at a broker, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct the stockholder of record on how to vote the shares in your account. You are also invited to attend the annual meeting. Since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from the stockholder of record.

If I am a stockholder of record of Cymer shares, how do I cast my votes?

        If you are the stockholder of record, you may vote in person at the annual meeting or by proxy using the enclosed proxy card.

  •
  To vote in person, come to the annual meeting, and we will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card before the annual meeting, we will vote your shares as you direct.

Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting, revoke your proxy and vote in person even if you have already returned your signed proxy.

If I am a beneficial owner of Cymer shares, how do I vote?

        If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other similar organization, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Please follow the voting instructions provided by your broker, dealer or other similar organization to ensure that your vote is counted.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

To vote in person at the annual meeting, you must obtain a valid proxy from your broker or other organization. Follow the instructions from your broker or other organization included with these proxy materials, or contact your broker or other organization to request a proxy form.

What am I voting on?

        There are three matters scheduled for a vote:

  •
  Election of eight directors;

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  Approval of an amendment to our 1996 Employee Stock Purchase Plan to increase the aggregate number of shares reserved for issuance under the plan by 200,000 shares; and

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  Ratification of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2004.

How many votes do I have?

        On each proposal to be voted upon, you have one vote for each share of our common stock that you owned on March 31, 2004. In the election of directors, you have one vote for each Cymer share, and you may cast that vote "FOR" up to a maximum of eight nominees; you may withhold your vote from any nominee or all of the nominees.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your Cymer shares will be voted "FOR" the election of all eight nominees for director, "FOR" the amendment to Cymer's 1996 Employee Stock Purchase Plan to increase the aggregate number of shares reserved for issuance under the plan by 200,000 shares, and "FOR" the ratification of the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2004. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. We have retained the services of Morrow & Co., Inc. to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. We have agreed to pay Morrow & Co. $7,500 plus reasonable out of pocket expenses for their proxy solicitation services. In addition to these mailed proxy materials, our directors and employees and American Stock Transfer & Trust Company may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokers, banks, dealers and other similar organizations for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

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  You may send a written notice that you are revoking your proxy to us at Cymer, Inc., 17075 Thornmint Court, San Diego, California 92127, Attention: Nancy J. Baker.

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  You may send a duly executed proxy bearing a later date in accordance with the instructions in this proxy statement or provided by your broker or similar organization.

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  You may attend the annual meeting, revoke the proxy in writing and vote in person. Either attending the meeting or voting in person at the meeting will not by itself revoke your proxy.

When are stockholder proposals due for next year's annual meeting?

        To be considered for inclusion in our proxy materials for the annual meeting of stockholders in 2005, your proposal must be received in writing by the Corporate Secretary at Cymer, Inc., 17075 Thornmint Court, San Diego, California 92127, no later than December 9, 2004. Stockholders wishing to submit proposals or director nominations that are not to be included in our proxy materials for that annual meeting of stockholders must do so no later than February 22, 2005. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting who will separately count "FOR" votes, "AGAINST" votes, abstentions and broker non-votes. A "broker non-vote" occurs when a stockholder of record, such as a broker, holding shares for a beneficial owner does not vote on a particular proposal because the stockholder of record does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Abstentions and broker non-votes are counted towards the presence or absence of a quorum but will not be counted towards the affirmative vote total on any proposal.

How many votes are needed to approve each proposal?

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  For the election of directors you may vote "FOR" all nominees or you may withhold your vote from any nominee that you specify. The eight nominees receiving the most "FOR" votes among votes properly cast will be elected.

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  You may vote "FOR" or "AGAINST" Proposal 2, the amendment to our 1996 Employee Stock Purchase Plan to increase the aggregate number of shares reserved for issuance under such plan by 200,000 shares, or you may "ABSTAIN" from voting on this proposal. To be approved, the proposal must receive a "FOR" vote from a majority of the Cymer shares represented at the meeting.

  •
  You may vote "FOR" or "AGAINST" Proposal 3, the ratification of the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2004, or you may "ABSTAIN" from voting on this proposal. To be approved, the proposal must receive a "FOR" vote from a majority of the Cymer shares represented at the meeting.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least 18,362,053 shares, a majority of the shares outstanding on March 31, 2004, are represented at the meeting in person or by proxy. On March 31, 2004, there were 36,724,104 shares of common stock outstanding and entitled to vote. Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote in person at the meeting.

How can I find out the results of the voting at the annual meeting?

        Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2004.

PROPOSAL 1

ELECTION OF DIRECTORS

        Our board of directors consists of eight directors. There are eight nominees for election as director this year. The eight nominees are identified in the table below. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected, or until the director's death, resignation or removal. Each of the nominees listed below is currently a director of Cymer who was previously elected by the stockholders. All but one of the nominees for election as a director at the 2003 annual meeting of stockholders attended the 2003 annual meeting of stockholders.

Nominees

Name	Age	Position Held With the Company	Director since
Charles J. Abbe	62	Director	2003
Robert P. Akins	52	Chairman of the Board of Directors and Chief Executive Officer	1986
Edward H. Braun	64	Director	2003
Michael R. Gaulke	58	Director	2000
William G. Oldham	65	Director	2001
Peter J. Simone	56	Director	1993
Young K. Sohn	48	Director	2003
Jon D. Tompkins	63	Director	1999

        Directors are elected by a plurality of the votes properly cast in person or by proxy. The eight nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named in this proxy statement. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our board of directors. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

        A brief biography of each nominee follows:

        Charles J. Abbe has served as a director of Cymer since January 2003. Mr. Abbe served as president and chief operating officer and as director of JDS Uniphase Corporation from February 2000 until his retirement in June 2001. He was employed previously as president and chief executive officer at Optical Coating Laboratory, Inc. from 1996 until the company merged with JDS Uniphase in February 2000. From 1990 to 1996, he served in several positions of increasing responsibility, including senior vice president, electronics sector, at Raychem Corporation in Menlo Park, California. Mr. Abbe practiced business consulting with McKinsey & Company in San Francisco, California from 1971 to 1989, serving the last seven years as a senior partner. Mr. Abbe also serves as director of CoSine Communications, Inc., a publicly held company and as director of several privately financed technology companies. He began his career with the United States Air Force Rocket Propulsion Laboratory in Edwards, California. Mr. Abbe received a B.S. and M.S. in chemical engineering from Cornell University and a M.B.A. from Stanford University.

        Robert P. Akins, one of Cymer's co-founders, has served as its chairman and chief executive officer since its inception in 1986, and also served as president of Cymer from its inception until May 2000. He currently serves on the board of directors of Extraction Systems, Inc. and Semiconductor Equipment and Materials International North America, and on the council of advisors to the Irwin and Joan Jacobs School of Engineering at the University of California, San Diego ("UCSD"). Mr. Akins currently serves as a board member of the UCSD Foundation Board of Trustees. Mr. Akins received the Ernst & Young Entrepreneur of the Year Award for San Diego County in 1997 and with fellow Cymer co-founder Rick Sandstrom, received the outstanding alumnus award from UCSD. He also received the prestigious SEMI Award for North America, the highest honor conferred by Semiconductor Equipment and Materials International, in 1996 for contributions to the field of deep ultraviolet or DUV lithography. He received a B.S. in physics, a B.A. in literature, and a Ph.D. in applied physics from UCSD.

        Edward H. Braun has served as a director of Cymer since March 2003. Mr. Braun has been a director and chairman, and chief executive officer of Veeco Instruments, Inc. since January 1990, and was its president from January 1990 to May 2000 and from October 2000 to March 2003. Prior to 1990, Mr. Braun was employed as the executive vice president and chief operating officer of Veeco's predecessor company (now Lambda Electronics, Inc.). Mr. Braun joined Veeco's predecessor company in 1966 where he held numerous positions, including director of marketing, director of operations, and chief operating officer. Mr. Braun is a director emeritus of the board of directors of Semiconductor Equipment and Materials International, of which he was chairman of the board in 1993, and also serves on the Executive Advisory Council of the International Disk Drive Equipment and Materials Association (IDEMA)—the Data Storage trade association. Mr. Braun received a BSME from Clarkson College of Technology and completed Stanford University's Executive Program for Management of High Technology Companies.

        Michael R. Gaulke has served as a director of Cymer since August 2000. Since 1996, Mr. Gaulke has served as president and chief executive officer and a director of Exponent, Inc., a nationally recognized engineering and scientific consulting firm that performs in-depth investigations in more than 70 technical disciplines to analyze failures and accidents to determine their causes. He first joined Exponent, Inc. in September 1992 as executive vice president and chief financial officer. In March 1993 he was named president and was appointed as a member of the board of directors in January 1994. Prior to 1992, Mr. Gaulke served as executive vice president and chief financial officer of Raynet Corporation, which pioneered a fiber-to-the-curb architecture for telecommunications. Before that, he served as executive vice president and chief financial officer of Spectra-Physics, a leading manufacturer of a broad range of lasers and laser-related products. He also serves as a director of LECG Inc. and as a member of the Board of Trustees of the Palo Alto Medical Foundation. Mr. Gaulke received a B.S. in electrical engineering from Oregon State University and a M.B.A. from Stanford University Graduate School of Business.

        William G. Oldham, Ph.D. has served as a director of Cymer since January 2001. He is the Robert S. Pepper Professor of Electrical Engineering and Computer Science, emeritus, at the University of California, Berkeley, where he has been on the faculty since 1964. Dr. Oldham is presently involved in researching optical and extreme ultraviolet or EUV lithography and maskless lithography for applications at feature sizes smaller than 100nm, and was previously involved in research in semiconductor materials and process technology. He has also served on our scientific advisory board since its inception in 1999. Dr. Oldham's university activities have included serving as director of the California SEMATECH Center of Excellence from 1988 to 1996, and as director of the DARPA/SRC Research Network from 1996 to the present. He served as program manager for dynamic RAMS technology development and circuit design at Intel Corp. from 1974 to 1976, and worked at Siemens Research Laboratory in Erlangen, Germany from 1963 to 1964. Dr. Oldham frequently consults with various electronics and automotive manufacturers and with legal firms on intellectual property matters. In March 2003, he was awarded the prestigious Semiconductor Industry Association's University Research Award for his career contributions to the semiconductor industry. He also serves on the board of directors of Nanometrics Incorporated. Dr. Oldham has published more than 200 articles and holds nine patents in semiconductor electronics. He received B.S., M.S. and Ph.D. degrees from the Carnegie Institute of Technology.

        Peter J. Simone has served as a director of Cymer since July 1993. Mr. Simone is an independent consultant to several private companies and the investment community, and serves on the boards of directors of Zoran Corporation, Newport Corporation and Sanmina-SCI Corporation. Mr. Simone was executive chairman of SpeedFam-IPEC, Inc., a semiconductor equipment company from June 2001 to December 2002 when it was acquired by Novellus Systems, Inc. He was a director of Active Control eXperts, Inc., a leading supplier of precision motion control and smart structures technology, while also serving as a consultant, then President from January 2000 to February 2001 when it was acquired by Cymer. He served as president, CEO and director of Xionics Document Technologies, Inc., a provider of embedded software solutions for printer and copier original equipment manufacturers from April 1997 until Xionics' merger with Oak Technology, Inc. in January 2000. Mr. Simone served as Group Vice President of Simplex Time Recorder Company, Inc., a supplier of time management, building life safety and security software/hardware solutions, from 1992 through 1996. From 1974 through 1992, Mr. Simone held various management positions, including President and director of GCA Corporation, a manufacturer of semiconductor photolithography capital equipment. Mr. Simone received a B.S. in accounting from Bentley College and a M.B.A. from Babson College.

        Young K. Sohn has served as a director of Cymer since March 2003. Mr. Sohn has served as senior vice president at Agilent Technologies Inc. and president of their Semiconductor Products Group since joining that company in October 2003. Prior to joining Agilent, he served as president and chief executive officer and chairman of the board of directors of Oak Technology, Inc. which was acquired by Zoran Corporation in August 2003. Prior to joining Oak Technology, Inc. in 1999, Mr. Sohn was employed by Quantum Corporation for six years, serving most recently as president of its Hard Drive Business. From August 1983 to January 1993, he was director of marketing at Intel Corporation. Mr. Sohn currently serves on the board of directors of Synnex Information Technologies, Inc. He received a B.S. in electrical engineering from the University of Pennsylvania and a M.S. (M.B.A.) from the Massachusetts Institute of Technology's Sloan School of Management.

        Jon D. Tompkins has served as a director of Cymer since May 1999. Mr. Tompkins served as chief executive officer of KLA-Tencor Corporation from April 1997 until June 1998 and served as chairman of the board of KLA-Tencor from July 1998 until his retirement in 1999. He served as president and chief executive officer of Tencor Instruments from April 1991 until its merger with KLA Instruments in April 1997 and chairman of the board from November 1993 until the merger. He has also previously served as president and chief executive officer of Spectra-Physics. Since April 2003, Mr. Tompkins has served as chairman of the board of Electro Scientific Industries, and currently serves on the board of directors of KLA-Tencor and Credence Systems. Mr. Tompkins received a B.S. in electrical engineering from the University of Washington and a M.B.A. from Stanford University with an emphasis in finance and accounting.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

INDEPENDENCE OF THE BOARD OF DIRECTORS

        As required under the Nasdaq Stock Market, or Nasdaq, listing standards, a majority of the members of a listed company's board of directors must qualify as "independent," as affirmatively determined by the board of directors. The board consults with our legal counsel to ensure that the board's determinations are consistent with all relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.

        Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and Cymer, our senior management and our independent auditors, our board of directors affirmatively has determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Akins, our Chief Executive Officer. As required under new Nasdaq listing standards, our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

        During 2003, our board of directors held 4 meetings. The board has the following committees: an audit committee, a compensation committee, a nominating and corporate governance committee and a scientific advisory committee. During 2003, each director except Edward H. Braun, attended 75% or more of the aggregate number of meetings of the board and the committees on which he served. The following table provides membership and meeting information for fiscal 2003 for each of the board committees:

Name	Audit		Compensation		Nominating and Corporate Governance		Scientific Advisory
Charles J. Abbe	X
Robert P. Akins
Edward H. Braun	X
Michael R. Gaulke	X	*			X
William G. Oldham							X
Peter J. Simone					X	*
Young K. Sohn			X
Jon D. Tompkins			X	*	X

Total meetings in fiscal year 2003	12		6		4		3

*
Committee Chairperson

        Below is a description of each committee of the board of directors. The board of directors has determined that each member of each committee meets the applicable rules and regulations regarding "independence" and that each member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to Cymer.

AUDIT COMMITTEE

        The audit committee of the board of directors oversees our corporate accounting and financial reporting process. For this purpose, the audit committee performs several functions. The audit committee, among other things:

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  appoints our outside auditors and determines the funding for audit and review by them of our financial statements;

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  evaluates and oversees our outside auditors' independence and performance;

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  determines in advance whether to engage our outside auditors to provide any non-audit services and pre-approves these engagements;

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  oversees and monitors our management and outside auditors and their activities with respect to our financial reporting and compliance with our internal and external disclosure policies;

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  discusses and reviews our financial statements, the results of the annual audit and all press releases containing financial information with management and our outside auditors;

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  establishes and implements procedures to receive and address complaints regarding accounting and auditing matters;

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  oversees the internal audit functions; and

  •
  performs such other duties of an audit committee specified in the Sarbanes-Oxley Act of 2002 and rules and regulations implemented by the Securities and Exchange Commission ("SEC") and Nasdaq.

        During 2003, the audit committee was comprised of three independent directors. Messrs. Abbe and Gaulke served on the audit committee the entire year. Mr. Tompkins served from January 1, 2003 to March 30, 2003, and Mr. Braun served from March 31, 2003 through the end of the year. The audit committee met 12 times during

2003. The board has adopted a written audit committee charter that is attached as Appendix A to these proxy materials. The charter is also available on our website at www.cymer.com.

        The board of directors annually reviews the Nasdaq listing standards definition of independence for audit committee members and has determined that all members of the audit committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). The board of directors has determined that Mr. Gaulke qualifies as an "audit committee financial expert," as defined in applicable SEC rules.

COMPENSATION COMMITTEE

        During 2003, the compensation committee was comprised of two independent directors. Mr. Tompkins served on the compensation committee the entire year. Mr. Abraham, who retired from the board of directors on March 30, 2003, served from January 1, 2003 to March 30, 2003 and Mr. Sohn served from March 31, 2003 through the end of the year. The compensation committee met 6 times during 2003. The compensation committee reviews, evaluates and approves our compensation policy for executive officers. Additionally the compensation committee approves all other forms of compensation to be provided to our executive officers. The compensation committee reviews, evaluates and approves the general compensation goals and guidelines for all of our employees, including the criteria by which bonuses are determined. The compensation committee also makes recommendations to the board concerning other plans that are proposed or adopted for the provision of compensation to employees, or consultants. In addition, the compensation committee acts as administrator of our 1996 Stock Option Plan, 2000 Equity Incentive Plan and 1996 Employee Stock Purchase Plan and performs such other functions regarding compensation as the board may delegate. The board has adopted a written compensation committee charter that is attached as Appendix B to these proxy materials. This charter is also available on our website at www.cymer.com.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

        During 2003, the Nominating and corporate governance committee was comprised of three independent directors: Messrs. Gaulke, Simone and Tompkins. The nominating and corporate governance committee met 4 times during 2003. The nominating and corporate governance committee aids the board in meeting its responsibilities with regard to identifying individuals qualified to become directors and recommending that the board select the candidates for all directorships to be filled by the board or by the stockholders; oversees the composition, structure and evaluation of the board and each of its committees, to ensure that the board is properly constituted to meet its fiduciary obligations to us and our shareholders; oversees board compensation; develops and maintains a set of corporate governance principles applicable to us and ensures that we have and follow appropriate governance standards, and otherwise takes a leadership role in shaping our corporate governance. Our Corporate Governance principles are available on our website at www.cymer.com. The board has adopted a written nominating and corporate governance committee charter which is attached as Appendix C to these proxy materials. The charter is also available on our website at www.cymer.com. All members of the nominating and corporate governance committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards).

        The nominating and corporate governance committee believes that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. The nominating and corporate governance committee evaluates candidates based on qualities such as inquisitiveness, objectivity and possession of practical wisdom and mature judgment. Our directors who also serve as CEOs at other companies may serve on no more than two other boards of public companies and their associated committees. Other directors who are not CEOs may serve on the boards of no more than four public companies, including Cymer's, and their associated committees. In order to further align the economic interests of directors with those of stockholders, the board has adopted a policy requiring that, no later than August 21, 2005 or two years after the date on which an individual becomes a director (whichever is later), each director shall be required to hold not less than one thousand (1,000) shares of our common stock.

        Because of the significant time investment and energy required to become familiar with the intricacies of the semiconductor capital equipment industry, the board does not believe that arbitrary term limits on directors' service are appropriate, nor does it believe that directors should expect to be re-nominated annually. Additionally, the board has determined that there should be no arbitrary age limit or mandatory retirement age for board members. Each board committee's performance review and assessment, and the nominating and corporate governance committee's review and assessment of the board's performance will help determine each director's tenure.

        The nominating and corporate governance committee will consider director candidates recommended by stockholders. The committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the nominating and corporate governance committee to become nominees for election to the board may do so by delivering a written recommendation to the nominating and corporate governance committee at the following address: Cymer, Inc., 17075 Thornmint Court, San Diego, California 92127 at least 120 days prior to the anniversary date of the mailing of our proxy statement for the last Annual Meeting of stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

SCIENTIFIC ADVISORY COMMITTEE

        The scientific advisory committee was formed on August 24, 2002, and charged with interacting with and attending meetings of our scientific advisory board. The scientific advisory committee currently consists solely of Dr. Oldham, and he met with the scientific advisory board 3 times during 2003.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Historically, we have not adopted a formal process for stockholder communications with the board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year the nominating and corporate governance committee will give full consideration to the adoption of a formal process for stockholder communications with the board and, if adopted, publish it promptly and post it to our website. Stockholders who wish to communicate with the board may do so by sending written communications addressed to the Secretary of Cymer, Inc. at 17075 Thornmint Court, San Diego, California 92127.

CODE OF CONDUCT

        Our board of directors has adopted the Cymer, Inc. Code of Conduct and Corporate Governance that applies to all officers, directors and employees. The Code of Conduct and Corporate Governance is available on our website at www.cymer.com. If we make any substantive amendments to the Code of Conduct and Corporate Governance or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

        The audit committee of the board of directors is comprised of three independent directors, as defined by the standards of the Nasdaq stock exchange, and operates under a written charter adopted by the board. The members of the committee consist of Charles J. Abbe, Edward H. Braun and Michael R. Gaulke. The committee is charged with the oversight of the integrity of our financial statements, including the review of the quarterly 10Q and annual 10K SEC reports, the appointment, compensation, qualifications, independence and work of our independent accountants, and the performance of our internal audit function. In addition, the committee has reviewed the requirements of the Sarbanes-Oxley Act of 2002, the revised rules of the SEC and new corporate governance listing standards of Nasdaq as they relate to audit committee policies. In August 2003, the committee adopted an amended charter in response to the new rules and standards. A copy of this amended charter is attached to this proxy statement. The committee has also reviewed management's plan for compliance with Section 404 of the Sarbanes-Oxley Act.

        Management is responsible for our internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The committee's responsibility is to monitor, evaluate and oversee these processes. The independent accountants understand that they are accountable to the committee, not our management.

        In this context, the committee has met and held discussions with management and the independent accountants. Management represented to the committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The committee has reviewed and discussed the consolidated financial statements with management and the independent accountants including whether any off-balance sheet financing transactions or any transactions with related parties existed. The committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the committee reviewed and discussed with the independent accountants the nature of the non-audit services provided by them during 2003.

        Our independent accountants also provided to the committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee discussed with the independent accountants their independence.

        Based on the committee's discussion with management and the independent accountants and the committee's review of the representation of management and the report of the independent accountants to the committee, the committee recommended that the board of directors include the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2003, which was filed with the Securities and Exchange Commission on March 11, 2004.

Audit Committee
Michael R. Gaulke, Chairman Charles J. Abbe Edward H. Braun

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission (the "SEC"), and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the "1933 Act"), or the Securities Exchange Act of 1934, as amended (the "1934 Act"), whether made before or after the date hereof without regard to any general incorporation language contained in such filing.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS(1)

Overview and Philosophy

        The compensation committee is responsible for oversight and determination of executive compensation. Among other things, the committee regularly reviews, evaluates and approves all executive officer compensation and stock option grants. Executive compensation includes the following elements: base salaries, annual incentives, stock options and various benefit plans.

        The committee is comprised of two independent directors: Mr. Tompkins and Mr. Sohn. The committee's goals are to attract, retain and reward executive officers, key managers and employees who contribute to our overall success and to align the interests of officers with the long-term interests of stockholders by tying executive compensation directly to the achievement of company and individual performance objectives.

        The committee recognizes that the industry sector in which we operate is both highly competitive and undergoing significant globalization, which results in a substantial demand for qualified and experienced executive personnel. The committee considers it crucial that we be assured of retaining and rewarding our top caliber executives who are essential to the attainment of our ambitious long-term, strategic goals.

        For these reasons, the committee believes our executive compensation arrangements must remain competitive with those offered by other companies of similar size, scope, performance levels and complexity of operations, including some of the companies comprising the Nasdaq 100 Index and the Nasdaq Computer Index.

Annual Cash Compensation

        The committee believes that the annual cash compensation paid to executive officers should be commensurate with both the officer's performance and our performance as a company. For this reason, our executive cash compensation consists of base compensation (salary) and variable incentive compensation (annual bonus) components. From time to time we may also provide for exceptional bonuses for executive officers under certain circumstances or to serve specific purposes, such as to provide additional performance incentives where appropriate or to ensure retention of an executive officer.

        Base salaries for executive officers are established considering a number of factors, including:

  •
  the officer's individual performance and measurable contribution to our success; and

  •
  pay levels of similar positions with comparable companies in our industry.

        The committee supports our compensation philosophy of moderation for elements such as base salary and benefits. Base salary decisions are made as part of our formal annual review process. Generally, base salaries for executive officers are maintained at approximately the 50th percentile of salaries paid by similar size, high technology companies.

        Under our incentive bonus program ("IBP"), an executive officer's annual performance award generally depends on two performance factors: our overall financial performance and the officer's individual performance.

        Our performance objectives were derived from the board-approved 2003 business plan, which included specific financial performance targets relating to revenue and profits. No payments are made unless minimum operating income targets are met. These targets are reviewed annually to meet the changing nature of our business. Under the IBP the maximum bonus as a percentage of base salary when annual corporate goals are achieved is 120% for the chief executive officer, 100% for the chief operating officer, and 80% for the chief financial officer and executive vice presidents. Under the IBP, each officer's annual performance award may exceed these stated maximums if our financial performance exceeds 100% of the financial targets in that year's business plan. In such cases, the actual percentage of each officer's performance award will vary in relation to the percentage by which our targets for that year are exceeded. The committee annually reviews and approves specific targets and performance criteria for each officer.

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any of our filings under the 1933 Act or 1934 Act whether made before or after the date hereof without regard to any general incorporation language contained in such filing.

Stock Options

        During 2003, the compensation committee approved all stock option grants made to executive officers under our 1996 Stock Option Plan ("1996 Plan"). Stock option grants made to the named executive officers during 2003 are set forth in the table "Option Grants In Last Fiscal Year." The 1996 Plan is designed to attract, retain and motivate our officers and other participants by providing them with a meaningful stake in our long-term success. In making its determinations, the compensation committee takes into consideration:

  •
  grants made to individuals in similar positions in comparable high technology companies;

  •
  participants' contributions to our performance, both short- and long-term;

  •
  prior stock option grants, especially as they relate to the number of options vested and unvested; and

  •
  the impact that total option grants made to all participants have on dilution of current stockholder ownership and our earnings.

Benefits

        We provide benefits to the named executive officers that are generally available to all of our employees. The amount of executive benefits and perquisites did not exceed 10% of total 2003 salary and bonus for any executive officer, except for Mr. Shin, whose benefits and perquisites were 19% of his total 2003 salary and bonus.

Taxes

        Under Section 162(m) of the Internal Revenue Code of 1986, as amended, we can only deduct up to $1 million of compensation we pay to certain executive officers each taxable year. However, we may deduct compensation above $1 million if it is "performance-based compensation" within the meaning of the Internal Revenue Code. The compensation committee has determined that stock options granted under our 1996 Plan with an exercise price at least equal to the fair value of our common stock on the date of grant will be treated as performance-based compensation.

Chief Executive Officer's Compensation

        Compensation for the chief executive officer is determined by a process similar to that discussed above for executive officers. Mr. Akins' base compensation for 2003, which was established by the compensation committee, was $400,000. Mr. Akins did not receive an incentive bonus in 2003 due to our overall financial performance.

        During 2003, Mr. Akins was granted options to purchase 60,000 shares of our common stock in recognition of his strong leadership during the current industry downturn and significant contributions to our future success.

Compensation Committee
Jon D. Tompkins, Chairman Young K. Sohn

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During the year ended December 31, 2003 the compensation committee was composed of Jon D. Tompkins and Young K. Sohn, who are independent directors. Mr. Abraham, who was an independent director, served on the compensation committee until his retirement from the board effective March 30, 2003.

PROPOSAL 2

APPROVAL OF 200,000 SHARE INCREASE IN SHARES ISSUABLE UNDER THE
1996 EMPLOYEE STOCK PURCHASE PLAN

        In July 1996, the board adopted, and the stockholders subsequently approved, our 1996 Employee Stock Purchase Plan, (the "Purchase Plan"). There were 500,000 shares of common stock originally reserved for issuance under the Purchase Plan. The Purchase Plan was amended in 2001 and again in 2003 to increase the number of shares of common stock authorized for issuance by 300,000 and 200,000 shares, respectively. As of May 2003, there were a total of 1,000,000 shares of common stock reserved for issuance under the Purchase Plan.

        In February 2004, the board amended the Purchase Plan, subject to stockholder approval, to increase the number of shares of common stock authorized for issuance under the Purchase Plan by 200,000 shares, from a total of 1,000,000 shares to a total of 1,200,000. The stockholders are being requested to approve this amendment.

        During the last fiscal year, shares of common stock were purchased in the following amounts and having the following values (calculated as the purchase price multiplied by the number of shares purchased under the Purchase Plan) by each of our Named Executive Officers, executive officers as a group and all employees as a group as follows: Mr. Akins, no shares; Mr. Didier, 1,181 shares ($33,717); Ms. Baker, no shares; Mr. Holtaway, 1,301 shares ($48,230); and Mr. Shin, 1,181 shares ($41,485); all current executive officers as a group, 5,969 shares ($210,486); and all employees (excluding executive officers) as a group, 211,082 shares ($7,785,863).

        As of March 15, 2004, an aggregate of 845,662 shares of our common stock had been issued under the Purchase Plan and 154,338 shares of common stock remained available for future issuance under the Purchase Plan.

        Stockholders are requested in this Proposal 2 to approve the amendment to increase the aggregate number of shares issuable under the Purchase Plan, as amended. As is required by our bylaws, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting will be required to approve this amendment to the Purchase Plan. Abstentions and broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2

        A copy of the Purchase Plan has been filed with the SEC in connection with the filing of this proxy statement. The essential features of the Purchase Plan, as amended through February 2004, are outlined below. This outline is only a summary of these features and you are encouraged to read the entire Purchase Plan, which is available through the SEC's website at www.sec.gov.

PURPOSE

        The purpose of the Purchase Plan is to provide a means by which our employees (and any parent or subsidiary designated by the board to participate in our Purchase Plan) may be given an opportunity to purchase shares of our common stock through payroll deductions, to assist us in retaining the services of our employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for our success. All of our employees are eligible to participate in the Purchase Plan after one month of employment.

        The rights to purchase common stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Internal Revenue Code, or the Code.

ADMINISTRATION

        The board administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the rights granted under it. The board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase our common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any parent or subsidiary of us will be eligible to participate in the Purchase Plan.

        The board has the power to delegate administration of the Purchase Plan to a committee of members of the board and has delegated administration to the compensation committee. As used herein with respect to the Purchase Plan, the "board" refers to any committee the board appoints and to the board.

OFFERINGS

        The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the board. Generally each offering period is 24 months long and consists of four six-month purchase periods. The Purchase Plan includes an automatic restart feature whereby in the event that the fair market value of our common stock on any exercise date during an offering period is below the fair market value of our common stock for the enrollment date of such offering period, the current offering period shall end and a new 24-month offering shall begin on such date.

ELIGIBILITY

        Any person who is customarily employed at least 20 hours per week and five months per calendar year by us (or by any parent or subsidiary of us designated by the board) on the first day of an offering is eligible to participate in that offering, provided such employee has been continuously employed by us or the designated affiliate for at least one month preceding the first day of the offering. Officers who are "highly compensated" as defined in the Code are also eligible to participate in the Purchase Plan.

        However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any parent or subsidiary of us (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may purchase more than $25,000 worth of common stock (determined at the fair market value of the shares at the time such rights are granted) under all our employee stock purchase plans or those of our affiliates in any calendar year.

PARTICIPATION IN THE PURCHASE PLAN

        Eligible employees enroll in the Purchase Plan by delivering to us, prior to the date selected by the board as the offering date for the offering, an agreement authorizing payroll deductions of up to 15% of such employees' total compensation, as defined in the Purchase Plan, during the offering period.

PURCHASE PRICE

        The purchase price per share at which shares of common stock are issued in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of common stock on first day of the offering period, or (ii) 85% of the fair market value of a share of common stock on the last day of the offering period.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

        The purchase price of the shares is accumulated by payroll deductions over the offering period. At any time during the offering, a participant may terminate his or her payroll deductions as the board provides in the offering. A participant may increase or decrease the rate of such payroll deductions during the offering period, except, the board may limit the number of participation rate changes during any purchase period and/or offering period. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with our general funds. A participant may not make additional payments into such account.

PURCHASE OF STOCK

        By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under the Purchase Plan. In connection with offerings made under the Purchase Plan, the board specifies a maximum number of shares of common stock an employee may be granted the right to purchase and the maximum aggregate number of shares of common stock that may be purchased pursuant to such offering by all participants. In no event shall any participant be entitled to purchase more than 7,500 shares in any purchase period. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of common stock available, the board would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee's participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the offering period at the applicable price.

WITHDRAWAL

        While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to us a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable purchase period.

        Upon any withdrawal from a purchase period by the employee, we will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of common stock on the employee's behalf during such offering period, and such employee's interest in the purchase period will be automatically terminated. The employee is not entitled to again participate in that purchase period. However, an employee's withdrawal from a purchase period will not have any effect upon such employee's eligibility to participate in subsequent purchase periods under the Purchase Plan.

TERMINATION OF ELIGIBILITY

        Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee's eligibility for any reason, and we will distribute to such employee all of his or her accumulated payroll deductions, without interest.

RESTRICTIONS ON TRANSFER

        Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

DURATION, AMENDMENT AND TERMINATION

        The board may suspend, amend, or terminate the Purchase Plan at any time and for any reason. Unless terminated earlier, the Purchase Plan will terminate in July 2006.

        Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such rights were granted.

EFFECT OF CERTAIN CORPORATE EVENTS

        In the event of a dissolution or liquidation, the offering period will terminate immediately prior to the consummation of such dissolution or liquidation, unless the board provides otherwise. In the event of an asset sale or a merger, the exercise date of any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to, or concurrent with, any such event and shall be exercised automatically on the date of such event unless the participant has withdrawn from the Purchase Plan.

STOCK SUBJECT TO PURCHASE PLAN

        Subject to the stockholders' approval of this Proposal, an aggregate of 1,200,000 shares of common stock will be reserved for issuance under the Purchase Plan. If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of common stock not purchased under such rights again become available for issuance under the Purchase Plan.

FEDERAL INCOME TAX INFORMATION

        Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

        A participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

        If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) 15% of the fair market value of the stock on the first day of the offering period will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

        If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

        There are no federal income tax consequences to us by reason of the grant or exercise of rights under the Purchase Plan. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

        THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND US WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE PURCHASE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE DIRECTOR, EMPLOYEE OR CONSULTANT MAY RESIDE.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The audit committee of the board of directors has selected KPMG LLP as our independent auditors for the fiscal year ending December 31, 2004 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited our financial statements since 2000. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as our independent auditors. However, the board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee of the board will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee of the board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

        The affirmative vote of the holders of a majority of the shares represented at the meeting in person or by proxy will be required to ratify the selection of KPMG LLP. Abstentions and broker non-votes are not counted for any purpose in determining whether this proposal has been approved.

INDEPENDENT AUDITORS' FEES

        The following table represents aggregate fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for 2002 and 2003, and fees billed for other services rendered by KPMG LLP.

	Fiscal Year Ended December 31,
	2002	2003
Audit fees(1)	$399,045	$422,753
Audit-related fees(2)	17,750	—
Tax fees(3)	822,241	846,868
All other fees(4)	20,698	6,387

Total fees	$1,259,734	$1,276,008

(1)
Audit Fees consist of fees for the audit of our consolidated financial statements and for the review of our interim consolidated financial statements.

(2)
Audit Related Fees consist of fees for the 2002 audit of our 401(k) plan for the fiscal year ended December 31, 2002. No such fees were billed for the fiscal year ended December 31, 2003.

(3)
Tax Fees consist of the aggregate tax fees billed by KPMG LLP for tax consultation and tax compliance services.

(4)
All Other Fees consist of fees primarily for professional services provided for the establishment of our subsidiary office in China for the fiscal year ended December 31, 2002. For the fiscal year ended December 31, 2003, all other fees consist primarily of professional services related to customs examinations associated with our Japanese subsidiary.

        All fees described above were approved by the audit committee.

PRE-APPROVAL POLICIES AND PROCEDURES.

        The audit committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent auditor, KPMG LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the audit committee's approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The chairman of the audit committee has been delegated the authority to grant pre-approval under the pre-approval policy. The decisions of the chairman under this authority are presented to the audit committee at each of its scheduled quarterly meetings.

        The audit committee has determined that the rendering of the services other than audit services by KPMG LLP is compatible with maintaining the principal accountant's independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of our common stock as of March 15, 2004 by: (i) each nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares(2)	Percent of Total
FMR Corp.(3) 82 Devonshire Street Boston, MA 02109	3,535,281	9.64%
Capital Group International, Inc.(4) 11100 Santa Monica Blvd. Los Angeles, CA 90025	2,240,880	6.11%
Capital Research and Management Company(5) 333 South Hope Street Los Angeles, CA 90071	2,170,000	5.92%
Delaware Management Holdings(6) 2005 Market Street Philadelphia, PA 19103	2,222,503	6.06%
Massachusetts Financial Services Company(7) 500 Boylston Street Boston, MA 02116	1,992,330	5.43%
Charles J. Abbe	6,250	*
Robert P. Akins	608,178	1.65%
Edward H. Braun	5,416	*
Michael R. Gaulke	35,449	*
William G. Oldham	18,982	*
Peter J. Simone	20,282	*
Young K. Sohn	5,416	*
Jon D. Tompkins	29,282	*
Pascal Didier	342,749	*
Nancy J. Baker	131,196	*
Edward P. Holtaway	216,408	*
John Shin	147,449	*
All executive officers and directors as a group (18 persons)	1,899,563	4.97%

*
Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 36,659,329 shares outstanding on March 15, 2004, adjusted as required by rules promulgated by the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding such option or warrant for computing the percentage of ownership of such person but are not treated as outstanding for computing the percentage of any other person.

(2)
Includes the following number of shares issuable upon exercise of options exercisable as of, or that will have become exercisable within 60 days of March 15, 2004: Mr. Abbe, 6,250 shares; Mr. Akins, 300,924 shares; Mr. Braun, 5,416 shares; Mr. Gaulke, 35,449 shares; Dr. Oldham, 17,982 shares; Mr. Simone, 15,282 shares; Mr. Sohn, 5,416 shares; Mr. Tompkins, 25,282 shares; Mr. Didier, 339,984 shares; Ms. Baker, 127,696 shares; Mr. Holtaway, 213,547 shares; Mr. Shin, 141,970 shares; and all executive officers and directors as a group: 1,562,714 shares.

(3)
Represents shares that may be deemed beneficially owned by FMR Corp. and its wholly-owned subsidiaries Fidelity Management & Research Corporation, an investment company registered under the Investment Company Act of 1940 and beneficial owner of 2,720,881 shares of our common stock, Fidelity Management Trust Company, a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 and the beneficial owner of 419,900 shares of our common stock, and Fidelity International Limited, the beneficial owner of 394,500 shares of our common stock. Information provided in this footnote is based solely on a Schedule 13G/A filed with the SEC by FMR Corp. on February 17, 2004.

(4)
Includes 2,203,200 shares of our common stock deemed to be beneficially owned under Rule 13d-3 of the 1934 Act by Capital Guardian Trust Company, a bank as defined in Section 3(a)(6) of the 1934 Act. Capital Group International, Inc. and Capital Guardian Trust Company each disclaim beneficial ownership of such shares pursuant to Rule 13d-4 under the 1934 Act. Information provided in this footnote is based solely on a Schedule 13G/A filed with the SEC by Capital Group International, Inc. and Capital Guardian Trust Company on February 13, 2004.

(5)
Includes 2,000,000 shares of our common stock beneficially owned by SMALLCAP World Fund, Inc., an investment company registered under the Investment Company Act of 1940, which is advised by Capital Research and Management Company. Capital Research and Management Company disclaims beneficial ownership of such shares pursuant to Rule 13d-4 under the 1934 Act. Information provided in this footnote is based solely on a Schedule 13G/A filed with the SEC by Capital Research and Management Company and SMALLCAP World Fund, Inc. on February 13, 2004. Includes 170,000 shares beneficially owned by Capital Research and Management Company.

(6)
Includes 2,222,503 shares of our common stock beneficially owned by Delaware Management Business Trust. Information provided in this footnote is based solely on a Schedule 13G/A filed with the SEC by Delaware Management Holdings on February 9, 2004

(7)
Information provided in this footnote is based solely on a Schedule 13G/A filed with the SEC by Massachusetts Financial Services Company on February 12, 2004.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except for a Form 4 filing for options granted on May 20, 2003 to Hugh R. Grinolds, which was filed late.

COMPENSATION OF DIRECTORS

        In 2003 each of our non-employee directors received an annual retainer of $16,000, a fee of $2,000 for each board meeting attended and $1,000 for each committee meeting attended. Each committee chairman received $2,000 for each committee meeting attended. Outside directors were not paid for telephonic board or committee meetings scheduled to last less than one hour. The total compensation paid to outside directors in 2003 was $198,000. In 2004 each of our non-employee directors will receive an annual retainer of $16,000, a fee of $2,000 for each board meeting attended and $1,000 for each committee meeting attended, except for the chairman. The chairman of the committee, except the chairman of the audit committee, will receive $2,000 for each meeting attended. The chairman of the audit committee will receive $3,000 for each meeting attended. All members of the audit committee will also receive a separate quarterly fee of $1,000 for service on the audit committee. No fees will be paid for telephonic meetings scheduled to last less than one hour. The members of the board of directors are also eligible for reimbursement for their expenses incurred in attending board meetings in accordance with our policy.

        Non-employee directors are granted options from our 1996 Stock Option Plan. Typically, option grants to non-employee directors are non-discretionary. On the 15th day of the first month of each calendar quarter, each non-employee director who has served as an outside director since June 30th of the prior year, is automatically granted an option to purchase 1,600 shares of common stock, for a total annual grant of 6,400. Quarterly option grants to non-employee directors are exercisable in full one year from the date of grant. Newly elected non-employee directors are granted an initial option to purchase 20,000 shares of common stock. Additional options may be granted by the board of directors at other times. The exercise price of options granted to non-employee directors is 100% of the fair market value of our common stock subject to the option on the date of the option grant. The initial options granted to non-employee directors may not be exercised until the date upon which the non-employee director has provided one year of continuous service as a director following the date of grant, whereupon the option becomes exercisable as to 25% of the option shares, and 1/48th of the option shares become exercisable each month thereafter. The term of options granted to non-employee directors is ten years. In the event we merge with another corporation or a consolidation or an acquisition of assets or other change-in-control transaction involving us, each outstanding option would be assumed or an equivalent option substituted by the successor corporation. If the successor corporation refuses to assume or substitute the options, the non-employee director would have the right to exercise all of the option shares, including shares not otherwise exercisable. In such event, the plan administrator would notify the non-employee director that the option is fully exercisable for 15 days from the date of such notice and that the option terminates upon expiration of such period.

        During 2003 we granted the following options covering an aggregate of 87,200 shares of our common stock to directors Abbe, Braun, Gaulke, Oldham, Simone, Sohn, Tompkins and Richard Abraham, who retired from the board effective March 30, 2003, in connection with their services as outside directors. The exercise price per share is equal to the fair market value or closing sales price on The Nasdaq Stock Market for the date of grant.

Name	Option Date	Options Granted	Exercise Price
Charles J. Abbe	1/16/03	20,000	$35.36
Edward H. Braun	3/31/03	20,000	$23.67
Michael R. Gaulke	1/2/03	1,600	$34.58
	4/15/03	1,600	$24.96
	7/15/03	1,600	$38.66
	10/15/03	1,600	$45.27
William G. Oldham	1/2/03	1,600	$34.58
	4/15/03	1,600	$24.96
	7/15/03	1,600	$38.66
	10/15/03	1,600	$45.27
Peter J. Simone	1/2/03	1,600	$34.58
	4/15/03	1,600	$24.96
	7/15/03	1,600	$38.66
	10/15/03	1,600	$45.27
Young K. Sohn	3/31/03	20,000	$23.67
Jon D. Tompkins	1/2/03	1,600	$34.58
	4/15/03	1,600	$24.96
	7/15/03	1,600	$38.66
	10/15/03	1,600	$45.27
Richard P. Abraham	1/2/03	1,600	$34.58

TOTAL		87,200

COMPENSATION OF EXECUTIVE OFFICERS

        Part I in our annual report on Form 10-K for the year ended December 31, 2003 contains a listing of and biographies for all of our executive officers.

        The following table shows for 2001, 2002 and 2003, compensation awarded or paid to, or earned by, our chief executive officer and our other four most highly compensated executive officers in 2003. The officers listed in the table below are referred to as the "Named Executive Officers":

	Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Other Annual Compensation($)(2)	Securities Underlying Options	All Other Compensation ($)(3)
Robert P. Akins Chairman of the Board of Directors and Chief Executive Officer	2003 2002 2001	393,846 377,462 330,769	— 100,000 —		—	60,000 56,772 94,776	13,693 13,499 12,658
Pascal Didier President and Chief Operating Officer	2003 2002 2001	330,445 315,009 304,335	896,665 1,081,252	(4) (4)		40,000 38,440 67,009	13,348 13,708 10,712
Nancy J. Baker(5) Senior Vice President and Chief Financial Officer	2003 2002 2001	237,500 211,765 173,673	— 44,000 —		— — —	25,000 21,899 120,168	9,700 12,246 4,534
Edward P. Holtaway Executive Vice President	2003 2002 2001	234,865 227,769 220,865	45,500 47,000 —		— — —	25,000 24,344 40,156	13,452 12,608 11,608
John Shin Executive Vice President	2003 2002 2001	232,370 219,385 212,289	— 45,270 —		43,200 240,669 212,731	25,000 68,093 36,877	12,810 12,559 13,146

(1)
In the third and fourth quarters of 2001 and the first quarter of 2002, all executive officers accepted a voluntary salary reduction. During the third quarter of 2003, all executive officers accepted a temporary salary reduction.

(2)
As permitted by the SEC's rules, we have not included in this table the amounts paid by us for perquisites and other personal benefits unless the aggregate amount of such compensation is greater than the lesser of either $50,000 or 10% of the Named Executive Officer's total annual salary and bonus. Mr. Shin received a goods and services and auto allowance of $43,200, $43,200 and $43,200 in 2001, 2002 and 2003, respectively. In addition we also taxed equalized and paid taxes on Mr. Shin's behalf in the amounts of $169,531 and $197,469 in 2001and 2002, respectively.

(3)
Includes all other compensation as follows.

Name	Year	Company Matching 401(k) Contributions($)	Life Insurance Premiums($)	Financial Planning Services($)	Expatriate Home Leave Fringe(a)($)	Total All Other Compensation($)
Robert P. Akins	2003 2002 2001	4,000 4,000 4,000	2,163 2,163 1,153	7,530 7,336 7,505	— — —	13,693 13,499 12,658
Pascal Didier	2003 2002 2001	4,000 4,000 4,000	1,818 1,758 937	7,530 7,950 5,775	— — —	13,348 13,708 10,712
Nancy J. Baker	2003 2002 2001	4,000 4,000 4,000	1,310 1,191 534	4,390 7,055 —	— — —	9,700 12,246 4,534
Edward P. Holtaway	2003 2002 2001	4,000 4,000 4,000	1,292 1,272 678	8,160 7,336 6,930	— — —	13,452 12,608 11,608
John Shin	2003 2002 2001	4,000 4,000 4,000	1,280 1,223 652	7,530 7,336 3,705	— — 4,789	12,810 12,559 13,146

  (a)
  Company paid travel expenses for Mr. Shin and his family to visit their country of origin.

(4)
Effective in the fourth quarter of 2001, we commenced a two-year bonus plan for Mr. Didier, our president and chief operating officer. The plan was established by the compensation committee of our board of directors to provide Mr. Didier with additional incentive during the industry downturn, to direct us to operate within the approved quarterly budgets while maintaining our market leadership, executing our product roadmap and building the corporate infrastructure that we will need for the next industry upturn. The plan covered two sequential 12-month periods, each running from October 1 to September 30. Mr. Didier was eligible to earn up to $1 million at the end of each 12-month period depending on the achievement of pre-determined quarterly milestones and metrics for the period. In October 2002, we paid Mr. Didier $1 million, the maximum bonus under the plan for the first 12-month period. In addition, Mr. Didier received an annual bonus award of $81,252 in December of 2002. In 2003 we paid Mr. Didier $896,665, which represents the amount of the total $1.0 million earned by him in the second and final 12-month period of the bonus plan.

(5)
Ms. Baker was promoted to senior vice president and chief financial officer in January 2002.

STOCK OPTION GRANTS AND EXERCISES

        The following tables show for 2003, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR(1)

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name	Number of Securities Underlying Options Granted(#)	% of Total Options Granted to Employees in Fiscal Year	Exercise Or Base Price ($/Sh)	Expiration Date	5%($)	10%($)
Mr. Akins	15,998 23,283 17,342 3,377	1.1386 1.6570 1.2342 0.2403	34.58 23.76 31.90 39.81	01/02/13 04/01/13 07/01/13 10/01/13	347,911 347,907 347,911 84,548	881,676 881,665 881,674 214,260
Mr. Didier	10,832 15,765 12,284 1,119	0.7709 1.1220 0.8742 0.0797	34.58 23.76 31.90 39.81	01/02/13 04/01/13 07/01/13 10/01/13	235,565 235,570 246,438 28,013	596,969 596,978 624,523 70,997
Ms. Baker	6,171 8,981 7,602 2,246	0.4392 0.6392 0.5410 0.1598	34.58 23.76 31.90 39.81	01/02/13 04/01/13 07/01/13 10/01/13	134,202 134,199 152,509 56,232	340,094 340,086 386,489 142,502
Mr. Holtaway	6,456 9,544 6,395 2,605	0.4595 0.6793 0.4551 0.1853	34.58 23.76 31.90 39.81	01/02/13 04/01/13 07/01/13 10/01/13	140,400 142,612 128,295 65,220	355,801 361,406 325,124 165,279
Mr. Shin	6,546 9,050 7,147 2,257	0.4659 0.6441 0.5086 0.1606	34.58 23.76 31.90 39.81	01/02/13 04/01/13 07/01/13 10/01/13	142,357 135,230 143,381 56,507	360,761 342,699 363,356 143,200

(1)
These options were granted pursuant to our 1996 Stock Option Plan. All options expire ten years from the date of grant, are not transferable by the optionee (other than by will or the laws of descent and distribution), and are exercisable during the optionee's lifetime only by the optionee. These options become exercisable in full four years from the date of grant. To the extent exercisable at the time of employment termination, these options may be exercised for an additional 60 days.

(2)
Potential gains are net of exercise price and before taxes associated with exercise. The amounts represent certain assumed rates of appreciation based on SEC rules. Any actual gain on a stock option exercise is dependent on the future performance of our common stock, overall market conditions and option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved and do not reflect our estimate of future stock price growth.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at FY-End(#)		Value of Unexercised In-The-Money Options at FY-End($)(2)
Name	Shares Acquired on Exercise(#)	Value Realized($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Mr. Akins	16,628	488,634	319,612	91,308	4,952,177	1,674,332
Mr. Didier	28,309	716,044	345,941	66,199	6,684,344	1,179,934
Ms. Baker	29,244	690,945	117,881	71,441	1,961,811	1,400,364
Mr. Holtaway	—	—	208,809	40,691	4,524,485	726,393
Mr. Shin	12,871	379,437	129,768	70,831	2,013,887	1,160,556

(1)
Fair market value of underlying securities on date of exercise minus the exercise price multiplied by the number of shares.

(2)
Fair market value of underlying securities on December 31, 2003 minus the exercise price multiplied by the number of shares.

OPTION REPRICING INFORMATION

        The following table shows certain information concerning the repricing of options received by the Named Executive Officers during the last ten years.

Name	Date	Number of Securities Underlying Options Repriced or Amended (#)	Market Price of Stock at Time Of Repricing or Amendment ($)		Exercise Price at Time Of Repricing or Amendment ($)		New Exercise Price ($)		Length Of Original Option Term Remaining at Date of Repricing or Amendment
Mr. Didier	3/2/1998 3/2/1998	50,000 150,000	$ $	20.625 20.625	$ $	27.375 33.750	$ $	22.5625 22.5625	4 Years 214 Days 4 Years 143 Days
Mr. Shin	3/2/1998	15,000		$20.625		$27.375		$22.5625	4 Years 214 Days

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes our equity compensation plans as of December 31, 2003.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	4,496,736	$31.67	393,284(3)
Equity compensation plans not approved by security holders(2)	2,729,039	$28.20	1,354,594

Total	7,225,775	$30.36	1,747,878

(1)
Includes the 1996 Stock Option Plan and the 1996 Director Option Plan.

(2)
Includes the 2000 Equity Incentive Plan and the ACX 1993 Stock Option Plan.

(3)
Includes 154,338 shares reserved under the 1996 Employee Stock Purchase Plan.

        The following equity compensation plans were in effect as of December 31, 2003 and were adopted without the approval of our stockholders:

        We adopted our 2000 Equity Incentive Plan ("2000 Plan"), on August 16, 2000. The 2000 Plan provides for the grant of options to employees or consultants who are neither directors nor officers. The exercise price of the options granted under the 2000 Plan will equal the quoted market value of the common stock at the date of grant. Options issued under the 2000 Plan expire ten years after the options are granted and generally vest and become exercisable ratably over a four year period following the date of grant. This plan was amended in 2002 to increase the shares reserved for issuance under the plan from 1,850,000 to 4,950,000. Of these shares, options to purchase 2,686,970 shares are outstanding and 1,354,594 shares remain available for grants as of December 31, 2003.

        We assumed the ACX Stock Option Plan upon completion of the acquisition of ACX in February 2001. Outstanding options may be exercised solely for shares of our common stock, according to the conversion ratio established in the terms of the acquisition. The outstanding ACX options were converted to options to purchase 336,109 of our shares, at exercise prices ranging from $2.08 to $38.71 per share. The ACX Plan provides for the grant of incentive and nonstatutory options to purchase shares of common stock to employees, directors and consultants at prices not less than 100% of the fair market value of common stock on the date the options are granted. Options issued under the ACX Plan expire five to ten years after the options were granted and generally vest and become exercisable ratably over a four-year period following the date of grant. No further options will be issued under the ACX Stock Option Plan. As of December 31, 2003, 42,069 shares are outstanding under the ACX Stock Option Plan at a weighted average exercise price of $10.85 per share.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

        We have entered into agreements with Ms. Baker and Messrs. Akins, Didier, Holtaway and Shin, and certain other officers and key employees which entitle each individual to certain benefits in the event his or her employment with us is involuntarily terminated other than for cause within 18 months after a "change of control" of us. In such event, the individual is entitled to receive for a specified number of months (i) a continuation of his or her monthly base compensation as well as monthly payments equivalent to 1/12th of the average of his or her annual bonus amounts for the prior three years, (ii) a percentage of the bonus that would otherwise be payable for the year of termination based on the number of days during the year in which the individual was employed by us, (iii) vesting of all unvested stock options, and (iv) a continuation of medical benefits. Under the agreements, Messrs. Akins and Didier would be entitled to benefits for 24 months, Ms. Baker would be entitled to 18 months and Messrs. Holtaway and Shin would be entitled to benefits for 12 months. Mr. Akins is also entitled to similar benefits if he voluntarily resigns from Cymer within the 30-day period beginning one year after a change of control. For purposes of the agreements, involuntary termination includes a significant reduction in duties or responsibilities, a substantial reduction without good business reason in facilities and perquisites available to the employee, a material reduction in compensation, a significant reduction in the employee's benefits package, relocation without consent, termination other than for death, disability or cause, and failure of a successor company to assume the agreement. A mechanism is provided in each agreement to limit payments in the event they would result in the levy of an excise tax under Section 4999 of the Internal Revenue Code of 1986.

        "Change of control" is defined in the agreements as (i) the acquisition by a person or entity of 50% of voting power of Cymer, (ii) a change in the composition of the board of directors within a two-year period as a result of which fewer than a majority of the directors are persons who were either our directors on the date of the respective agreement or who were elected or nominated by a majority of such persons, or (iii) a merger resulting in a 50% or greater change in voting power or a sale of all or substantially all of our assets.

        In 2001, we entered into a two-year bonus plan arrangement with Mr. Didier separate from, and in addition to, our standard bonus framework. The bonus plan was composed of two contiguous 12 month periods (each a "Bonus Period"): the first beginning October 1, 2001 and ending September 30, 2002 and the second period beginning October 1, 2002 and ending September 30, 2003. Payment of any bonus amount due for each Bonus Period occurred at the end of such Bonus Period. The maximum amount payable with respect to each Bonus Period was $1.0 million.

        Effective as of December 1, 2001, we adopted an executive option and health coverage extension program for executive officers who voluntarily retire while in good standing with us and relinquish all options granted to them during the 365 days prior to their retirement. To be eligible for the program, the executive officer must have been an executive officer for at least five consecutive years and must have 10 consecutive years of full-time service and be at least 55 years old, or have 15 consecutive years of full-time service and be at least 50 years old. To receive the benefits of the program, a retiring executive officer must complete an approved succession planning process and enter into a release and waiver of claims and a consulting agreement with us. In return, the program provides the executive officer with four years of consulting service to us, $1,000 per month in pay for those services, continued vesting in his or her retained options during the term of the consulting agreement, and an extended period to exercise those options after retirement. The program also provides the executive with specific health insurance continuation benefits for a period of 18 months. At the executive's own expense, he may also continue with the financial advisory services previously paid by us. As of December 31, 2003, one former executive was active in this program.

PERFORMANCE MEASUREMENT COMPARISON(1)

        The following graph shows the total stockholder return of an investment of $100 in cash on December 31, 1998 for our (i) common stock, (ii) The Nasdaq Stock Market and (iii) the Morgan Stanley Technology 35 Index.

        The graph assumes that $100 was invested on December 31, 1998 in our common stock at the closing price of $15.00 and in each index, and that all dividends were reinvested. No dividends have been declared nor paid on our common stock.

# Comparison of Five–Year Cumulative Total Returns
Performance Graph for
CYMER, INC.

Produced on 02/11/2004 including data to 12/31/2003

$400
$300
$200
$100
$0
315.8
104.7
91.8
12/31/1998
12/31/1999
12/29/2000
12/31/2001
12/31/2002
12/31/2003

## Legend

| Symbol | CRSP Total Returns Index for: | 12/1998 | 12/1999 | 12/2000 | 12/2001 | 12/2002 | 12/2003 |
|---|---|---|---|---|---|---|---|
| ——— ■ | CYMER, INC. | 100.0 | 314.5 | 176.0 | 182.8 | 220.5 | 315.8 |
| — — ★ | Nasdaq Stock Market (US Companies) | 100.0 | 185.4 | 111.8 | 88.8 | 61.4 | 91.8 |
| - - - ▲ | Self – Determined Peer Group | 100.0 | 194.0 | 127.8 | 107.5 | 72.5 | 104.7 |

**Notes:**

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year–end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on 12/31/1998.
E. The companies in the self – determined peer group are the same as those in the Morgan Stanley Technology 35 Index.

Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business,
12443/80200000    The University of Chicago.        Used with permission.        All rights reserved.                             ©Copyright 2004

(1)
This section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of Cymer, Inc. under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN TRANSACTIONS

        None.

OTHER MATTERS

        The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Nancy J. Baker Secretary

April 8, 2004

        A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission, is being sent to stockholders with this proxy statement with the list of exhibits attached. Exhibits to our annual report on Form 10-K are available for a charge equal to our reasonable expenses incurred in furnishing such exhibits upon written request to: Corporate Secretary, Cymer, Inc., 17075 Thornmint Court, San Diego, California 92127.

        A number of brokers with account holders who are Cymer stockholders will be "householding" our proxy materials. As a consequence, a single proxy statement will be delivered to the address of such stockholders unless they have provided contrary instructions to their brokers. If you have received notice from your broker that it will be householding communications to you, you will continue to receive our proxy materials until you revoke your consent or are notified that this procedure will be discontinued. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or contact the Corporate Secretary at Cymer, Inc., at (858) 385-6591 or in writing c/o Cymer, Inc., 17075 Thornmint Court, San Diego, California 92127.

        Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding should contact their brokers.

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF CYMER, INC.

PURPOSE:

        The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Cymer, Inc., is to aid the Board of Directors in meeting its responsibilities with regard to its oversight of the integrity of Cymer's financial statements, the appointment, compensation, qualifications, independence and work of Cymer's independent auditors, and the performance of Cymer's internal audit function.

        The Committee's primary function is one of oversight only and shall not relieve Cymer's management from the responsibilities of preparing financial statements that accurately and fairly present Cymer's financial results and condition, or the independent auditors from the responsibilities of auditing and reviewing the financial statements.

MEMBERSHIP:

        The Audit Committee shall consist of at least three outside members of the Board of Directors. Each Committee member shall be an "independent director," as defined in Rule 4200 of the Nasdaq Stock Market ("Nasdaq"), and shall satisfy Nasdaq's financial literacy requirements applicable to Committee members. At least one member shall satisfy the applicable Nasdaq financial experience requirements. One Committee member shall be the chair, and will be chosen by the members of the Nominating and Corporate Governance Committee subject to the requirements set forth in Cymer's Bylaws. The members of the Audit Committee are appointed by and serve at the discretion of the Board of Directors, and may be removed by the Board at any time.

AUDIT COMMITTEE AUTHORITY:

        By adopting this Charter, the Board delegates to the Committee the full and exclusive power and authority to discharge its responsibilities and perform its functions most effectively in a flexible manner to address circumstances inherently subject to change. This delegation includes the power and authority:

        1.     To perform each of the specific responsibilities set forth in this Charter;

        2.     To obtain full and direct access to Cymer's books, records, facilities and personnel and Cymer's independent auditors;

        3.     To retain special legal, accounting, or other consultants or experts;

        4.     To obtain funding for payment of compensation to Cymer's independent auditors and any special legal, accounting, or other consultants or experts retained by the Committee; and

        5.     To require that any of Cymer' s personnel, counsel, independent auditors or any other consultant or advisor to Cymer attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other consultants or experts.

RESPONSIBILITIES:

        The Committee shall be charged with the following functions:

REVIEW PROCEDURES

        1.     At least annually, to review and assess the performance of the Committee and report the Committee's findings to the Board (or another committee of the Board if so designated).

        2.     At least annually, to review and assess the adequacy of this Charter and recommend changes to the Board if necessary.

        3.     To review Cymer's annual audited financial statements and the report of the independent auditors thereon prior to public dissemination, and, if so determined by the Committee, recommend to the Board that the annual financial statements be included in Cymer's annual report.

        4.     To review any management letter delivered by the independent auditors in connection with an audit and any response from management to such a letter as well as any additional material written communication between the independent auditors and management.

        5.     To review periodically Cymer's financial reporting processes and controls.

        6.     To review Cymer's quarterly financial results and quarterly financial statements prior to public dissemination.

        7.     To review any significant changes to Cymer's accounting principles.

        8.     To review periodically Cymer's internal controls.

        9.     To review periodically Cymer's financial risk exposures and the steps management has taken to monitor, control, and report such exposures.

        10.   To review and approve all related party transactions.

INDEPENDENT AUDITORS

        11.   To appoint a registered public accounting firm as Cymer's independent auditors and compensate, retain, oversee the work of and, if so determined by the Committee, replace such firm.

        12.   To approve, in advance of their performance, all professional services to be provided to Cymer by its independent auditors. The Committee may delegate to a designated member or members of the Committee the authority to approve such services that shall report such approvals to the full Committee at its next meeting.

        13.   To receive and evaluate all written disclosures that the independent auditors submit to the Committee regarding the auditor's independence.

        14.   To review with the independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation, including critical accounting policies and practices, alternative accounting policies available under generally accepted accounting principles in the United States of America related to material items discussed with management and any other significant accounting or reporting issues.

        15.   To review with the independent auditors and management the results of the annual audit, including the auditors' assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any material audit adjustments proposed by the auditors and immaterial adjustments not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the auditors under generally accepted auditing standards in the United States of America.

        16.   To review with the independent auditors and management any conflicts or disagreements between management and the auditors regarding financial reporting, accounting practices or policies and to resolve any such conflicts regarding financial reporting.

        17.   To review with the independent auditors and management the adequacy and effectiveness of existing financial reporting controls, including any special audit steps taken in the event of identified material control deficiencies.

INTERNAL AUDIT

        18.   To review and approve the internal audit functions, including the purpose, authority and organizational reporting lines; the annual audit plan, budget and staffing; and concurrence in the appointment, compensation and, where appropriate, rotation of the Director of Internal Audit.

        19.   To meet periodically with the Director of Internal Audit.

OTHER AUDIT COMMITTEE RESPONSIBILITIES

        20.   To appoint, compensate, retain, oversee the work of and, if so determined by the Committee, replace any registered public accounting firm engaged by Cymer for the purpose of performing other audit, review or attest services for Cymer.

        21.   To establish a procedure for receipt, retention and treatment of any complaints received by Cymer about its accounting, internal accounting controls or auditing matters and for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

        22.   Annually, to prepare a report to stockholders as required by the Securities and Exchange Commission for inclusion in Cymer's annual proxy statement.

        23.   To have authority, in fulfilling its responsibilities as set forth in this charter, to delegate its authority to subcommittees, including subcommittees consisting solely of one or more Cymer employees in each case to the extent permitted by applicable law, and subject to such reporting to or ratification by the Committee as the Committee shall direct.

        24.   To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

MEETINGS:

        The Audit Committee will meet at least once each quarter and hold additional meetings, as the Committee deems appropriate, including by written consent. However, the Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance. When necessary, the Committee shall meet in executive session outside of the presence of any of Cymer's senior executive officers. The Chair of the Audit Committee shall report on activities of the Committee to the full Board.

MINUTES:

        The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors, and will be prepared and distributed to each director and the Secretary of Cymer after each meeting.

ACCESS TO NECESSARY RESOURCES:

        In fulfilling its responsibilities, the Audit Committee shall have the authority to contact and utilize the services and expertise of Cymer employees and management and outside consultants, and shall be afforded resources sufficient, to engage any independent consultants or legal advisers when determined by the Committee to be necessary or appropriate. The Committee shall have sole authority to retain and terminate any such consultant or legal adviser, including sole authority to approve the fees and other retention terms.

APPENDIX B

CHARTER FOR THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS OF CYMER, INC.

PURPOSE:

        The purpose of the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Cymer, Inc. ("Cymer"), established pursuant to this charter, is to aid the Board of Directors in meeting its responsibilities with regard to oversight and determination of executive compensation. Among other things, the Committee reviews, evaluates, recommends and approves salaries, and all other forms of compensation to be provided to Cymer's executive officers, including stock compensation, and bonuses, and administers Cymer's stock option and employee stock purchase plans (including reviewing, recommending and approving stock option grants to executive officers).

        The Compensation Committee has the authority to undertake the specific duties and responsibilities listed below and will have the authority to undertake such other specific duties as the Board of Directors from time to time prescribes.

COMPENSATION PHILOSOPHY:

        The goals of Cymer's compensation policy are to attract, retain and reward executive officers and key managers and employees who contribute to Cymer's overall success by offering compensation that is competitive in the industry, to motivate executives and key managers and employees to achieve Cymer's business objectives and to align the interests of officers with the long-term interests of stockholders. Cymer uses salary, incentive plans, stock options and various benefit plans to achieve these goals. Salaries, incentive plans and stock options are tied to achieving company and/or specific individual objectives for meeting business expectations.

MEMBERSHIP:

        The Compensation Committee shall consist of a minimum of two (2) independent directors of Cymer as determined by the Board of Directors, and as defined in Rule 4200 of the Nasdaq Marketplace Rules. One Committee member shall be the chair, who will be chosen by the Nominating and Corporate Governance Committee. The members of the Compensation Committee are appointed by and serve at the discretion of the Board of Directors upon recommendation of the Nominating and Corporate Governance Committee of the Board, and may be removed by the Board at any time. If any one of the appointed Committee members ceases to be an independent director, the Board will promptly select another independent director to serve in his or her place on the Committee.

RESPONSIBILITIES:

        The Compensation Committee seeks to provide that the Chief Executive Officer, other officers, and key Cymer management are compensated and motivated effectively in a manner consistent with Cymer's business objectives, competitive practices/trends, the requirements of appropriate regulatory bodies, Cymer's compensation philosophy, and fiduciary and corporate responsibilities, including internal equity considerations. The Committee shall be charged with the following functions:

  1.
  To meet in executive session to review and approve on an annual basis Cymer's corporate goals and objectives with respect to compensation for the Chief Executive Officer. The Committee shall determine the amount, form, and terms of such compensation, including salary, bonus, incentive and equity compensation, after reviewing the annual performance evaluation of the CEO conducted by the Board of Directors in light of these corporate goals and objectives. Additionally, the Committee shall consider other information relevant to CEO compensation, including competitive market data pertaining to CEO compensation at comparable companies, and such other factors as it shall deem relevant, and shall be guided by, and seek to promote, the best interests of Cymer and its stockholders.

  2.
  To determine salaries, bonuses, and other matters relating to compensation of Cymer's executive officers. In determining the amount, form, and terms of such compensation, the Committee shall consider the officer's performance in light of corporate goals and objectives relevant to executive compensation, competitive market data pertaining to executive compensation at comparable companies, and such other factors as it shall deem relevant, and shall be guided by, and seek to promote, the best long-term interests of Cymer and its stockholders. The Committee shall have the power to establish "acquire and hold" policies for Cymer officers with respect to Cymer's equity compensation plans. Cymer's CEO may be present at meetings during which such compensation is under review and consideration, but may not vote.

  3.
  To review, evaluate and approve all compensation-related agreements with executive officers, such as employment agreements, if any, severance agreements and change of control agreements, and all forms of compensation to be provided to Cymer's executive officers, including benefit plans and programs;

  4.
  To review and establish insurance coverage for executive officers, such as directors and officers or key manager coverage, as deemed necessary and appropriate.

  5.
  To review and make recommendations to the Board of Directors regarding the compensation policy for Cymer's executive officers, and other such Cymer officers as the Board directs.

  6.
  To review, evaluate and make recommendations to the Board with respect to stockholder proposals related to compensation matters.

  7.
  To review, evaluate and make recommendations and/or determinations to the Board of Directors regarding general compensation goals, guidelines, and plans for Cymer's employees, the criteria by which employees' bonuses are determined, and benefit plans and programs generally, including Cymer's 401k plan, health coverage, and dental coverage plans, to each of which Cymer makes regular contributions.

  8.
  To review and amend, as necessary, the provisions of Cymer's stock option or other equity incentive plans, to the extent authorized by the Board, and make recommendations to the Board with respect to incentive compensation and equity-based plans.

  9.
  To approve for submission to Cymer's stockholders stock option or other equity incentive plans or amendments thereto.

  10.
  To act as Administrator (as defined therein) of Cymer's 1996 Stock Option Plan, 2000 Equity Incentive Plan, and 1996 Employee Stock Purchase Plan. In its administration of the plans, the Compensation Committee may, pursuant to authority delegated by the Board of Directors (a) grant stock options or stock purchase rights to individuals eligible for such grants; and (b) amend such stock options or stock purchase rights, within the limits and parameters of the plan documents. The Compensation Committee shall also make recommendations to the Board of Directors with respect to amendments to the plans and changes in the number of shares reserved for issuance thereunder;

  11.
  To review and make recommendations to the Board of Directors regarding other plans that are proposed for adoption or adopted by Cymer for the provision of compensation to employees of, and consultants to Cymer;

  12.
  To prepare a report (to be included in Cymer's proxy statement) which describes: (a) the criteria on which compensation paid to the Chief Executive Officer for the last completed fiscal year is based; (b) the Compensation Committee's executive compensation policies applicable to executive officers.

  13.
  In fulfilling its responsibilities, as set forth in this charter, the Compensation Committee shall have authority to delegate its authority to subcommittees, including subcommittees consisting solely of one or more Cymer employees, in each case to the extent permitted by applicable law, and subject to such reporting to or ratification by the Committee as the Committee shall direct.

  14.
  To perform such other functions and have such other powers as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

  15.
  To report to the Board of Directors from time to time or whenever it shall be called upon to do so.

  16.
  Annually discuss and evaluate the performance of the Compensation Committee as a whole, and review and reassess the adequacy of its charter and recommend any changes to the full Board.

MEETINGS:

        The Compensation Committee will meet at least once each quarter and hold additional meetings as the Compensation Committee deems appropriate, including by written consent. However, the Compensation Committee may establish its own schedule, which it will provide to the Board of Directors in advance. At a minimum of one meeting annually, the Committee will consider stock plans, performance goals and incentive awards, and the overall coverage and composition of the compensation package. When necessary, the Committee shall meet in executive session outside of the presence of any of Cymer's senior executive officers. The Chair of the Compensation Committee shall report on activities of the Committee to the full Board.

MINUTES:

        The Compensation Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors, and will be prepared and distributed to each Cymer director after each meeting.

ACCESS TO NECESSARY RESOURCES

        In fulfilling its responsibilities, the Compensation Committee shall have the authority to contact and utilize the services and expertise of Cymer employees and management and outside consultants, and shall be afforded resources sufficient to engage independent compensation consultants or legal advisers when determined by the Committee to be necessary or appropriate. The Compensation Committee shall have sole authority to retain and terminate any such consultant or legal adviser, including sole authority to approve the fees and other retention terms.

APPENDIX C

CHARTER OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE OF THE
BOARD OF DIRECTORS OF CYMER, INC.

PURPOSE:

        The purpose of the Nominating and Corporate Governance Committee (the "Committee") of the Board of Directors (the "Board") of Cymer, Inc. ("Cymer"), established pursuant to this charter, is to aid the Board of Directors in meeting its responsibilities with regard to identifying individuals qualified to become directors and recommending that the Board select the candidates for all directorships to be filled by the Board of Directors or by the shareholders; to oversee the composition, structure and evaluation of the Board and each of its committees, to ensure that the Board is properly constituted to meet its fiduciary obligations to Cymer and its shareholders; to oversee Board compensation; to develop and maintain a set of corporate governance principles applicable to Cymer, Inc., and oversee that Cymer has and follows appropriate governance standards, and otherwise take a leadership role in shaping Cymer's corporate governance. Corporate Governance may be defined as the relationships of the Board, the shareholders, and management in determining Cymer's direction and performance.

MEMBERSHIP:

        The Nominating and Corporate Governance Committee shall consist of at least three outside members of the Board of Directors. Each Committee member shall be an "independent director," as defined in Rule 4200 of the Nasdaq Marketplace Rules. One Committee member shall be the chair, and will be chosen by the members of the Committee subject to the requirements set forth in Cymer's Bylaws. The members of the Nominating and Corporate Governance Committee are appointed by and serve at the discretion of the Board of Directors, and may be removed by the Board at any time.

RESPONSIBILITIES:

        The Nominating and Corporate Governance Committee shall be charged with carrying out the responsibilities listed below. These should serve as guidelines for the Committee, with the understanding that it may carry out additional responsibilities and adopt additional policies and procedures that may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it from time to time by the Board of Directors, related to the Committee's purposes listed above.

        The Committee shall be charged with the following functions:

  1.
  To evaluate the current composition, organization and governance of the Board of Directors and its committees, determine future requirements, and make recommendations to the Board for approval regarding the size and composition of the Board in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently independent backgrounds.

  2.
  To review from time to time the skills and characteristics necessary and appropriate for directors in the context of the Board's current composition, including such factors as business experience, international background, and knowledge of technology, manufacturing, operations, finance and/or marketing, and other skills that would enhance the Board's effectiveness, to establish criteria for the selection of new directors to serve on the Board, and make recommendations for the appropriate term of office for directors.

  3.
  To identify qualified candidates for the Board, evaluate candidates, and approve director nominees to be recommended for election by shareholders at Cymer's Annual Meeting of Stockholders. In addition, the Committee shall evaluate any candidates nominated by Cymer stockholders for election to the Board. Director nominees shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and, together with other nominees, shall effectively serve stockholder' long-term interests and contribute to the achievement of Cymer's overall corporate goals.

  4.
  To conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates.

  5.
  To establish policies regarding the number of boards of other public companies on which Cymer directors may serve.

  6.
  To arrange for and oversee appropriate orientation sessions for new directors, as well as continuing director education programs to enhance the knowledge and performance of the Board.

  7.
  To evaluate the performance of the Board of Directors and, when appropriate, recommend termination of membership of any individual director in accordance with the Board of Directors' governance principles, for cause or for other appropriate reasons.

  8.
  To recommend members of the Board of Directors to serve on the committees of the Board, and recommend the member to serve as the chair of each committee, in light of the criteria for service on each committee as set forth in its charter, as well as any other factors the Committee considers relevant, and where appropriate, recommend the removal of any committee member.

  9.
  To establish, monitor and recommend the purpose, structure and responsibilities of the various Board committees, the qualifications and criteria for membership on each of the committees, and make any recommendations regarding periodic rotation of directors among the committees, and any term limits for service on any committee.

  10.
  To review periodically the charter, composition and performance of each of the Board committees, to ensure best practice corporate governance standards are being followed for Cymer and shareholders, and recommend to the Board the creation of any additional, or elimination of existing, Board committees.

  11.
  To oversee and approve the management succession and continuity planning process. Review and evaluate the succession plans relating to the CEO and other executive officer positions, and make recommendations to the Board regarding the selection of individuals to occupy these positions.

  12.
  To review, evaluate and make recommendations from time to time regarding the adequacy and effectiveness of compensation to the Board of Directors as compared to other U.S. companies of a similar size, including annual retainer, attendance fees, committee fees, committee chair fees, reimbursable expenses and option grants.

  13.
  To develop and recommend to the Board for its approval a set of corporate governance guidelines, and to be aware of current developments with regard to corporate governance to enable the Committee to make appropriate recommendations to the Board in light of these developments. The Committee shall review these guidelines regularly, and at least annually, recommend changes as necessary or appropriate.

  14.
  To review and evaluate Cymer's compliance with its Code of Conduct and Corporate Governance, and to review and evaluate the compliance of the chief executive officer, chief financial officer and chief accounting officer with the Executive Code of Ethics.

  15.
  To oversee communication of Cymer's stockholders with the Board and its committees.

  16.
  To review Cymer's articles of incorporation and bylaws and recommend to the Board, as conditions warrant, that it propose amendments to the articles of incorporation and bylaws.

  17.
  To monitor and safeguard the independence of the Board, assuring that the majority of the Board continues to be independent and review any possible conflict of interest between a director and Cymer, or any possible conflict of interest for any executive officer.

  18.
  In fulfilling its responsibilities, as set forth in this charter, the Committee shall have authority to delegate its authority to subcommittees, including subcommittees consisting solely of one or more Cymer employees, in each case to the extent permitted by applicable law, and subject to such reporting to or ratification by the Committee as the Committee shall direct.

  19.
  To perform such other functions and have such other powers as may be necessary or convenient in the efficient discharge of the foregoing.

  20.
  To report to the Board of Directors from time to time, or whenever it shall be called upon to do so.

  21.
  Annually review and assess the performance of the Nominating and Corporate Governance Committee as a whole and review and reassess the adequacy of its charter and recommend any changes to the full Board.

MEETINGS:

        The Nominating and Corporate Governance Committee will meet at least once each quarter and hold additional meetings, as the Committee deems appropriate, including by written consent. However, the Nominating and Corporate Governance Committee may establish its own schedule, which it will provide to the Board of Directors in advance. When necessary, the Committee shall meet in executive session outside of the presence of any of Cymer's senior executive officers. The Chair of the Nominating and Corporate Governance Committee shall report on activities of the Committee to the full Board.

MINUTES:

        The Nominating and Corporate Governance Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors, and will be prepared and distributed to each of Cymer's directors after each meeting.

ACCESS TO NECESSARY RESOURCES

        In fulfilling its responsibilities, the Nominating and Corporate Governance Committee shall have the authority to contact and utilize the services and expertise of Cymer employees and management and outside consultants, and shall be afforded resources sufficient to engage any search firm used to assist it in identifying candidates to serve as Cymer directors, or other independent consultants or legal advisers when determined by the Committee to be necessary or appropriate. The Committee shall have sole authority to retain and terminate any such consultant or legal adviser, including sole authority to approve the fees and other retention terms.

        The operation of the Nominating and Corporate Governance Committee shall be subject to the Bylaws as in effect from time to time and Section 78.125 of the Nevada General Corporation Law.

APPENDIX D

CYMER, INC.

1996 EMPLOYEE STOCK PURCHASE PLAN

        The following constitute the provisions of the 1996 Employee Stock Purchase Plan of Cymer, Inc.

        1.     Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

        2.     Definitions.

          (a)   "Board" shall mean the Board of Directors of the Company.

          (b)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (c)   "Common Stock" shall mean the Common Stock of the Company.

          (d)   "Company" shall mean Cymer, Inc. and any Designated Subsidiary of the Company.

          (e)   "Compensation" shall mean all base straight time gross earnings and commissions, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

          (f)    "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

          (g)   "Employee" shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

          (h)   "Enrollment Date" shall mean the first day of each Offering Period.

          (i)    "Exercise Date" shall mean, for Offering Periods beginning before May 1, 2001, the last day of each Offering Period, and for Offering Periods beginning on or after May 1, 2001, the last day of each Purchase Period of such Offering Period.

          (j)    "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

            (i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last Trading Day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or;

            (ii)   If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

            (iii)  For purposes of the Enrollment Date of the first Offering Period under the Plan, the Fair Market Value of the Common Stock shall be the price to the public as set forth in the S-1 filed with the Securities and Exchange Commission for the initial public offering of the Common Stock; or;

            (iv)  In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

          (k)   "Offering Period" shall mean, for Offering Periods beginning before May 1, 2001, a period of approximately six (6) months, commencing on the first Trading Day on or after November 1 and terminating on the last Trading Day in the period ending the following April 30, or commencing on the first Trading Day on or after May 1 and terminating on the last Trading Day in the period ending the following October 31, during which an option granted pursuant to the Plan may be exercised, and for Offering Periods beginning on or after May 1, 2001, a period of twenty-four (24) months commencing on the first Trading Day on or after May 1 and terminating on the last Trading Day prior to the second annual anniversary of such Offering Period, unless sooner terminated pursuant to Section 4 herein.

          (l)    "Plan" shall mean this Employee Stock Purchase Plan.

          (m)  "Purchase Period" shall mean a period of six (6) months within an Offering Period.

          (n)   "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

          (o)   "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

          (p)   "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

          (q)   "Trading Day" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

        3.     Eligibility.

          (a)   Any Employee (as defined in Section 2(g)) who shall be employed by the Company for at least one (1) month prior to a given Enrollment Date shall be eligible to participate in the Plan.

          (b)   Notwithstanding the foregoing, for Offering Periods beginning on or after May 1, 2001, each Employee who first becomes an eligible Employee pursuant to subsection 3(a) herein during any Purchase Period other than the final Purchase Period of an Offering Period may, on the first day of the next Purchase Period of such Offering Period, become a participant in the Plan pursuant to Section 6 herein and shall receive an option under such Offering Period pursuant to Section 8 herein, which option shall thereafter be deemed to be a part of the Offering Period. Such option shall have the same characteristics as any options originally granted under the Offering Period except that:

            (i)    the date on which such option is granted shall be the "Enrollment Date" of such option for all purposes, including determination of the Purchase Price for such option; and

            (ii)   the Offering Period for such option shall begin on its Enrollment Date and end coincident with the end of the ongoing Offering Period.

          (c)   Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

        4.     Offering Periods. The Plan shall be implemented by consecutive Offering Periods. For Offering Periods beginning before May 1, 2001, a new Offering Period shall commence on the first Trading Day on or after November 1 and May 1 each year, and for Offering Periods beginning on or after May 1, 2001, a new Offering Period shall commence every twenty four (24) months or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter. Notwithstanding anything in this Section 4 to the contrary, for Offering Periods commencing on or after May 1, 2001, if on the first day of a new Purchase Period during an Offering Period the Fair Market Value is less than it was on the Enrollment Date for that Offering Period, that day shall become the next Enrollment Date, and the Offering Period that would otherwise have continued in effect shall immediately terminate and the participants who were enrolled in the terminated Offering Period shall automatically be enrolled in the new Offering Period that starts such day.

        5.     Purchase Periods. Except as otherwise determined by the Board of Directors, each Offering Period beginning before May 1, 2001 shall consist of one (1) Purchase Period, and each Offering Period beginning on or after May 1, 2001 shall consist of four (4) consecutive Purchase Periods, unless sooner terminated pursuant to Section 4 herein. The last day of each Purchase Period shall be the Exercise Date for such Purchase Period. A Purchase Period commencing on May 1 shall end on the next October 31 and a Purchase Period commencing on November 1 shall end on the next April 30. The Board shall have the power to change the duration of Purchase Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the Offering Period including the Purchase Period to be affected thereafter.

        6.     Participation.

          (a)   An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office prior to the applicable Enrollment Date.

          (b)   Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 11 hereof.

        7.     Payroll Deductions.

          (a)   At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period.

          (b)   All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

          (c)   A participant may discontinue his or her participation in the Plan as provided in Section 11 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Purchase Period and/or Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 11 hereof.

          (d)   Notwithstanding the foregoing, and subject to the limits set forth in subsection 3(c) herein, for Offering Periods beginning on or after May 1, 2001, the maximum number of shares of Common Stock that a participant may purchase on any Exercise Date during an Offering Period shall be such number of shares as has a Fair Market Value (determined as of the Enrollment Date for such Offering Period) equal to (x) $25,000 multiplied by the number of calendar years in which the option under such Offering Period has been outstanding at any time, minus (y) the Fair Market Value of any other shares of Common Stock (determined as of the relevant Enrollment Date with respect to such shares) that, for purposes of the limitation of Section 423(b)(8) of the Code, are attributed to any of such calendar years in which the option is outstanding. The amount in clauses (x) and (y) of the previous sentence shall be determined in accordance with Section 423(b)(8) of the Code and the regulations thereunder and, with respect to clause (y) of this subsection 7(d), shall be based on (i) the number of shares previously purchased with respect to such calendar years pursuant to such Offering Period or any other Offering Period under the Plan, or pursuant to any other Company plans intended to qualify as Employee Stock Purchase Plans under Section 423 of the Code, and (ii) the number of shares subject to other options outstanding on the Enrollment Date for such Offering Period pursuant to the Plan or any other such Company Employee Stock Purchase Plan.

          (e)   A participant's payroll deductions may be decreased to zero percent (0%) at any time during any Purchase Period and/or Offering Period, as applicable, to the extent necessary to comply with Section 423(b)(8) of the Code, subsection 3(c) or subsection 7(d) hereof. Subject to the provisions of Section 423(b)(8) of the Code, and subsections 3(c) and 7(d) hereof, payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the next Purchase Period and/or Offering Period, as applicable, which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 11 hereof.

          (f)    At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

        8.     Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date(s) of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date(s) and retained in the Participant's account as of such Exercise Date(s) by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase, for Offering Periods beginning before May 1, 2001, more than seven thousand five hundred (7,500) shares per Offering Period and, for Offering Periods commencing on or after May 1, 2001, more than seven thousand five hundred (7,500) shares per Purchase Period, and provided further that such purchase shall be subject to the limitations set forth in subsections 3(c) and 7(d) and Section 13 hereof. Exercise of the option shall occur as provided in Section 9 hereof, unless the participant has withdrawn pursuant to Section 11 hereof. The option shall expire on the last day of the Offering Period.

        9.     Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 11 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date(s), and the maximum number of full shares subject to the option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Purchase or Offering Period, as applicable, subject to earlier withdrawal by the participant as provided in Section 11 hereof. Any other monies left over in a participant's account after the end of the Offering Period which are sufficient to purchase a full share shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

        10.   Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

        11.   Withdrawal; Termination of Employment.

          (a)   A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

          (b)   Upon a participant's ceasing to be an Employee (as defined in Section 2(g) hereof) for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant's option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

          (c)   A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

        12.   Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

        13.   Stock.

          (a)   The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be one million two hundred thousand (1,200,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

          (b)   The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

          (c)   Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

        14.   Administration.

          (a)   Administrative Body. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

          (b)   Rule 16b-3 Limitations. Notwithstanding the provisions of Subsection (a) of this Section 14, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision ("Rule 16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall be administered only by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee or person that is not "disinterested" as that term is used in Rule 16b-3.

        15.   Designation of Beneficiary.

          (a)   A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

          (b)   Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

        16.   Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 11 hereof.

        17.   Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

        18.   Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

        19.   Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

          (a)   Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

          (b)   Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

          (c)   Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Offering Period and/or Purchase Period, as applicable, then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"). The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 11 hereof.

        20.   Amendment or Termination.

          (a)   The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

          (b)   Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

        21.   Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        22.   Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

        23.   Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20 hereof.

EXHIBIT A

CYMER, INC.

1996 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

Original Application	Enrollment Date:
Change in Payroll Deduction Rate
Change of Beneficiary(ies)

        1.                             hereby elects to participate in the Cymer, Inc. 1996 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

        2.     I hereby authorize payroll deductions from each paycheck in the amount of            % of my Compensation on each payday (from 1 to 10%) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

        3.     I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

        4.     I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to stockholder approval of the Employee Stock Purchase Plan.

        5.     I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares), I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year holding period, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

        6.     I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

        7.     In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:

NAME: (Please print)
(First) (Middle) (Last)

Relationship

Beneficiary Social Security Number

(Address)
Employee's Social Security Number:

Employee's Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:	Signature of Employee

Spouse's Signature (If beneficiary other than spouse)

EXHIBIT B

CYMER, INC.

1996 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

        The undersigned participant in the Offering Period of the Cymer, Inc. 1996 Employee Stock Purchase Plan which began on                        20             (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:

Signature:

Date:

CYMER, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 20, 2004

The undersigned hereby appoints Robert P. Akins, Pascal Didier and Nancy J. Baker, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Cymer, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Cymer to be held at 17075 Thornmint Court, San Diego, California on Thursday, May 20, 2004, at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, and with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless a contrary direction is indicated, this Proxy will be voted for all nominees listed in Proposal 1 and for Proposals 2 and 3, as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

(continued and to be signed on other side)

CYMER, INC. 17075 Thornmint Court SAN DIEGO, CA 92127	VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instruction and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 19, 2004. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number, which is located below, to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 19, 2004. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number, which is located below and then follow the simple instructions the Vote Voice provides you.
VOTE BY MAIL. Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Cymer, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DETACH AND RETURN THIS PORTION ONLY

CYMER, INC.

The Board of Directors recommends a vote for the nominees for director listed below.

Proposal 1:	To elect directors to hold office until the next Annual Meeting.	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

Nominees:	01) Charles J. Abbe, 02) Robert P. Akins, 03) Edward H. Braun, 04) Michael R. Gaulke, 05) William G. Oldham, 06) Peter J. Simone, 07) Young K. Sohn, 08) Jon D. Tompkins
The Board of Directors recommends a vote for Proposals 2 and 3.					For	Against	Abstain
Proposal 2:	To approve an amendment to Cymer's 1996 Employee Stock Purchase Plan to increase the aggregate number of shares reserved for issuance under the plan by 200,000 shares.				☐	☐	☐

Proposal 3:	To ratify the selection of KPMG LLP as independent auditors of Cymer for its fiscal year ending December 31, 2004.				☐	☐	☐

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held On May 20, 2004
PROXY STATEMENT FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS May 20, 2004
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
STOCK OPTION GRANTS AND EXERCISES
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END OPTION VALUES
OPTION REPRICING INFORMATION
EQUITY COMPENSATION PLAN INFORMATION
EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS
PERFORMANCE MEASUREMENT COMPARISON(1)
CERTAIN TRANSACTIONS
OTHER MATTERS
APPENDIX A CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF CYMER, INC.
APPENDIX B CHARTER FOR THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF CYMER, INC.
APPENDIX C CHARTER OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS OF CYMER, INC.
APPENDIX D CYMER, INC. 1996 EMPLOYEE STOCK PURCHASE PLAN
APPENDIX D EXHIBIT A CYMER, INC. 1996 EMPLOYEE STOCK PURCHASE PLAN SUBSCRIPTION AGREEMENT
APPENDIX D EXHIBIT B CYMER, INC. 1996 EMPLOYEE STOCK PURCHASE PLAN NOTICE OF WITHDRAWAL